UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 23, 2014

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 23, 2014, Blueknight Energy Partners, L.P. held a special meeting (the “Special Meeting”) of its unitholders. At the Special Meeting, the Partnership’s unitholders approved the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (the “Unit Purchase Plan”) and the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Amended LTIP”).

Unit Purchase Plan

The Unit Purchase Plan provides employees of Blueknight Energy Partners G.P., L.L.C., the Partnership’s general partner (the “General Partner”), and its affiliates who perform services for the Partnership the opportunity to acquire or increase their ownership of common units representing limited partner interests in the Partnership (“Common Units”). Eligible employees who enroll in the Unit Purchase Plan may elect to have a designated whole percentage (ranging from 1% to 15%) of their eligible compensation for each pay period withheld for the purchase of Common Units. A maximum of 1,000,000 Common Units may be delivered under the Unit Purchase Plan, subject to adjustment for a recapitalization, split, reorganization or similar event pursuant to the terms of the Unit Purchase Plan. The purpose of the Unit Purchase Plan is to promote the Partnership’s interests by providing employees of the General Partner and its affiliates a cost-effective program to enable them to acquire or increase their ownership of Common Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the Partnership’s development and financial success, and to encourage them to devote their best efforts to the Partnership’s business, thereby advancing the Partnership’s interests.

This description of the Unit Purchase Plan is qualified in its entirety by the full and complete terms of the Unit Purchase Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended LTIP

The Amended LTIP increases the number of Common Units reserved for issuance under the incentive plan by 1,500,000 Common Units from 2,600,000 Common Units to 4,100,000 Common Units. The Amended LTIP became effective on April 29, 2014 subject to the approval by the Partnership’s unitholders, which occurred on June 23, 2014.

Employees, consultants and directors of the General Partner and its affiliates who perform services for the Partnership are eligible to receive awards under the Amended LTIP. The Amended LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights. Subject to adjustment for certain events, an aggregate of 4,100,000 Common Units may be delivered pursuant to awards under the Amended LTIP of which 2,020,623 Common Units are available for future awards under the Amended LTIP. Units withheld to satisfy tax withholding obligations will not be considered to be units delivered under the Amended LTIP for purposes of applying the maximum unit limit under the Amended LTIP. In addition, units that are cancelled, forfeited or are withheld to satisfy the General Partner’s tax withholding obligations are available for delivery pursuant to other awards. The Amended LTIP will be administered by the Compensation Committee of the General Partner’s board of directors, provided that its authority under the Amended LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law. The Amended LTIP has be en designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

This description of the Amended LTIP is qualified in its entirety by the full and complete terms of the Amended LTIP, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	-	Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (effective as of June 23, 2014).
10.2	-	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective April 29, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	June 26, 2014	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	-	Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (effective as of June 23, 2014).
10.2	-	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective April 29, 2014).